EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT dated as of June 1, 1999, by and between Brand Scaffold Services, Inc., a Delaware corporation (the "Company") and John M. Monter ("Executive").

     WHEREAS, the Company employs Executive as its President and Chief Executive Officer; and

     WHEREAS, Company and Executive previously entered into an Employment Agreement dated as of October 1, 1996; and

     WHEREAS, the Company and Executive desire to continue the Executive's employment by the Company and to enter into a new agreement (the "Agreement") embodying the terms of Executive's future employment;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1. Employment Term. Executive's continued employment by the Company shall be for a period which shall commence on April 1, 1999, and shall terminate on March 31, 2003 (the "Expiration Date"). The period commencing as of March 31, 1999, and ending on the Expiration date is hereinafter referred to as the "Employment Term". Notwithstanding the foregoing, the Employment Term shall terminate in any and all events upon the termination of Executive's employment hereunder.

     2. Positions. During the Employment Term, executive shall serve as President and Chief Executive Officer. Executive shall report directly to the Board of Directors of the Company (the "Board") and shall have such duties and authority commensurate with such position as shall be determined from time to time by the Board. Executive shall devote such substantially all of his business time and best efforts to the performance of his duties hereunder and shall not engage in any other business, profession or occupation for compensation or otherwise.

     3. Base Salary. During the Employment Term, the Company shall pay Executive a base salary (the "Base Salary") at the annual rate of not less than $375,000, payable in arrears, in accordance with the usual payment practices of the Company. Executive's Base Salary shall be subject to periodic review by the

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Compensation Committee of the Company, not less frequently than annually, beginning January 1, 2000.

     4. Bonus.

          (a) With respect to each fiscal year in the Employment Term, Executive shall be eligible for a bonus of up to 120% of his Base Salary (the "Annual Bonus") to be determined annually in accordance with the Company's annual bonus plan, as earned through the achievement of certain profitability and performance objectives which are annually developed by the Executive and the Compensation Committee of the Board of Directors (the "Bonus Plan").

          (b) Any Bonus payable hereunder shall be paid at or about the same time bonuses are paid to the Company's other senior executives and, in the case of the Annual Bonus, in accordance with the terms of the Bonus Plan.

     5. Employee Benefits. During the Employment Term, Executive shall be entitled to participate on a basis no less favorable than other senior executives of the Company in all retirement, welfare benefit, incentive compensation, perquisite and other plans and arrangements of the Company applicable to senior executives of the Company, as in effect from time to time. In addition, the Company shall assume the obligation to pay premiums in an amount up to $2,000 annually under Executive's life insurance policy with First Colony (No. 2619072) having a face amount of $600,000. Executive shall be reimbursed on a monthly basis for the lease of an automobile in an amount not to exceed $775/month and Executive shall be reimbursed on a monthly basis for the then- current monthly dues and assessments as charged by Executive's country club.

     6. Business Expenses. During the Employment Term, the Company shall reimburse such of Executive's travel, entertainment and other business expenses as are reasonably and necessarily incurred by Executive during the Employment Term in the performance of his duties hereunder, in accordance with the Company's policies as in effect from time to time.

     7. Upon a termination of the employment Term prior to the Expiration Date, Executive shall be entitled to the payments described in this Section 7.

          (a) For Cause by the Company by Executive. The Employment Term may be terminated prior to its scheduled expiration by the Company for Cause (as defined below) or by Executive for any reason.

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     If the Employment Term is terminated by the Company for Cause or by
Executive for any reason, Executive shall be entitled to receive his Base salary through the date of termination, any Bonus that has been earned in accordance with Section 4 for a prior fiscal year but not yet paid and any unreimbursed business expenses, payable promptly following the later of the date of such termination and the date on which the appropriate documentation is provided.

     All other benefits following termination of the Employment Term pursuant to this Section 7(a) shall be determined in accordance with the plans, policies and practices of the Company.

          (b) Death. The Employment Term shall terminate prior to the Expiration Date upon Executive's death. If the Employment Term is terminated prior to the Expiration Date by reason of death. Executive's estate shall receive (i) the amounts described under Section 7(a) and (ii) continued payment of Base Salary through the first anniversary of the date of death.

     All other benefits following termination of the Employment Term pursuant to this Section 7(b) shall be determined in accordance with the plans, policies and practices of the Company. Provided, in the event of the death of Executive, the provisions of Section 5(f)(i)(B) of the DLJ Brand Holdings, Inc. Stock Option Plan in effect as of the date of execution of this Agreement shall be of no effect and neither DLJ Brand Holdings, Inc. nor its successors or designee shall have the absolute right to acquire any shares owned or acquired by Executive, his spouse or lineal descendants and any trust the beneficiaries of which consist only of such Executive's spouse or lineal descendants. Notwithstanding the foregoing, any such shares shall remain subject to the terms and conditions of the Amended and Restated Shareholders Agreement dated as of September 30, 1996 among DLJ Merchant Banking Partners, L.P.; DLJ International partners, C.V.; DLJ Offshore Partners, C.V.; DLJ Merchant Banking Funding, Inc.; Carlisle-Brand Investors, L.P.; Rust Industrial Services, Inc.; DLJ Brand Holdings, Inc.; brand Scaffold Services, Inc.; and Certain Individuals.

          (c) Disability; by the Company without Cause. The Employment Term shall terminate prior to the Expiration Date, at the Company's election, if Executive incurs a Disability (as defined below). In addition, the Employment Term may be terminated prior to the Expiration date by the Company without Cause.

     If the Employment Term is terminated prior to the Expiration date by reason of Disability or by the Company without Cause, subject to Executive's continued compliance with the covenants set forth in Section 10, Executive shall receive (i) the amounts described under Section 7(a); (ii) continued payment of

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Base salary through the last day of the 24th month following the date of termination (the "Severance Period"); (iii) continued coverage under the Company's welfare benefit arrangements as in effect from time to time through the earlier of (A) the end of the Severance Period, and (B) such time as Executive is eligible to receive comparable welfare benefits from a subsequent employer; and (iv) in the case of a termination by the Company without Cause, a Bonus payment equal to $12,500 multiplied by the number of months remaining in the Severance period, payable at the time bonuses are paid to the Company's other senior executives.

     All other benefits following termination of the Employment Term pursuant to this Section 7(c) shall be determined in accordance with the plans, policies and practices of the Company. Provided, in the event of the disability of Executive, the provisions of Section 6(f)(i)(B) of the DLJ Brand Holdings, Inc. Stock Option Plan in effect as of the date of execution of this Agreement shall be of no effect and neither DLJ Brand Holdings, Inc. nor its successor or designee shall have the absolute right to acquire any shares owned or acquired by Executive, his spouse and lineal descendants or any trust the beneficiaries of which consist only of such Executive, the Executive's spouse or lineal descendants. Notwithstanding the foregoing, any such shares shall remain subject to the terms and conditions of the Amended and Restated Shareholders Agreement dated as of September 30, 1996 among DLJ Merchant Banking Partners, L.P.; DLJ International Partners, C.V.; DLJ Offshore Partners, C.V.; DLJ Merchant Banking Funding, Inc.; Carlisle-Brand Investors, L.P.; Rust Industrial Services, Inc.; DLJ Brand Holdings, Inc.; Brand Scaffold Services, Inc.; and Certain Individuals.

          (d) Definitions. For purposes of this Section 7, the following terms shall have the following meanings:

                  (i) "Cause" shall mean:

                           (A) Executive's willful and continued failure
                  substantially to perform his duties under the Agreement (other than as a result of total or partial incapacity due to physical or mental illness);

                           (B) An act or acts on Executive's part constituting
                  a felony under the laws of the United States or any other state thereof or any other jurisdiction in which the Company conducts business;

                           (C) Executive's being under the influence of illegal
                  drugs or alcohol while performing his duties hereunder;

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                           (D) Any other act or omission which is materially
                  injurious to the financial condition or business reputation of the Company or any of its affiliates; or

                           (E) Executive's breach of the provisions of
                  Section 10.

         For purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by Executive not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company's best interests.

                  (ii) "Disability" shall mean Executive's inability, as a result of physical or mental illness, to perform the duties of the position(s) specified in Section 2 for a period of 90 consecutive days or for an aggregate of 90 days in any twelve consecutive month period. Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician selected by the Company and reasonably acceptable to Executive. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement.

          (e) Notice of Termination. Any purported termination of the Employment Term prior to its scheduled expiration by the Company or by Executive shall be communicated by written notice of termination to the other party hereto. For purposes of this Agreement a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated.

          (f) Release. Any payments by the Company to Executive under this
Section 7 or in connection with any dispute arising under or in connection with this Agreement or relating to Executive's employment with the Company (including payments pursuant to arbitration as provided for in Section 13(l) hereof will be contingent upon the execution by Executive of a release of any claims Executive may have against the Company, its affiliates or any successor to the Company, such release to be in a form satisfactory to the Company in its sole discretion.

     8. Change of Control. In the event of a change of control of 51% or more of the common stock of the Company, other than a sale into the public markets, Executive shall have the option to terminate his employment with the

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Company and to receive for a period of 24 months following his termination (a)
the Executive's then-current monthly salary; (b) a monthly bonus of $30,000; and (c) all Employee Benefits described in Section (5) of this Agreement.

     9. Change of Job Responsibilities. In the event of a change of control of 51% or more of the common stock of the Company, other than a sale into the public markets, if Executive's job responsibilities are changed from those described in Section (2) of this Agreement, Executive shall have the option to terminate his employment with the Company and to receive for a period ending on the last day of the 24th month following the Executive's termination or the Expiration Date, whichever is later, (a) the Executive's then-current monthly salary; (b) a monthly bonus of $30,000; and (c) all Employee Benefits as described in Section (5) of this Agreement.

     10. Non-Competition/Confidential Information.

         (a) Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees that during the Employment Term and through the later of the Expiration Date and the first anniversary of the date of termination of employment.

                  (i) Executive will not directly or indirectly engage in any business which is in competition with any line of business conducted by the Company or its affiliates (including without limitation by performing or soliciting the performance of services for any person who is a customer or client of the Company or any of its affiliates) whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as holder of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent, sales representative or other participant, in any geographic area in which the Company or any of its affiliates conducted any such competing line of business.

                  (ii) Executive will not directly or indirectly assist others in engaging in any of the activities in which Executive is prohibited from engaging in by clause (i) above.

         (b) Executive will not directly or indirectly induce any employee of the Company or any of its affiliates to engage in any activity in which Executive is prohibited to engage by paragraph (a) above or to terminate his employment with the Company or any of its affiliates, and will not directly or indirectly employ or offer employment to any person who was employed by the Company or any of its affiliates unless such person shall have ceased to be

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employed by the Company or any of its affiliates for a period of at least 12 months.

          (c) Executive will not at any time (whether during or after his employment with the Company) disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally or of any subsidiary or affiliate of the Company, provided that the foregoing shall not apply to information which is not unique to the Company or which is generally known to the industry or the public other than as a result of Executive's breach of this covenant. Executive agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries. Executive further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

   11. Specific Performance and Other Remedies. Executive acknowledges and agrees that the Company has no adequate remedy at law for a breach or threatened breach of any of the provisions of Section 10 and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond and without notice to the Executive, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

     12. Stock Option Plan. Notwithstanding anything to the contrary in the Stock Option Plan to be adopted by the Company, any options granted to Executive under such Stock Option Plan shall vest upon a Change of Control (as defined in such Stock Option Plan) of the Company.

13. Miscellaneous.

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          (a) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

          (b) Entire Agreement/Amendments. This Agreement, the Minimum Expectations, the Stretch Objectives and any other performance and superperformance criteria to be established by the Compensation Committee pursuant to Section 4, the Stock Option Plan to be adopted by the Company and any award agreements entered into under the Stock Option Plan, the Key Employee Stock Purchase Plan to be adopted by the Company and any award agreements entered under the Purchase Plan and the provisions of any employee plan or arrangement maintained from time to time by the Company in which Executive participates contain the entire understanding of the parties with respect to the employment of Executive by the Company and supersede any prior agreements between the Company and Executive. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein and therein. No provision in his Agreement may be amended unless such amendment is agreed to in writing.

          (c) Continuation of Employment. Unless the parties otherwise agree in writing, continuation of Executive's employment with the Company beyond the Expiration Date shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement.

          (d) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's right or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or the Company, as the case may be.

          (e) Severability. It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in Section 10 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory restriction in Section 10 or any other restriction contained in Section 10 is an unenforceable restriction against Executive, such provision shall not be rendered void but shall be deemed amended to apply to such maximum time and territory, if applicable, or otherwise to such maximum extent as such court may judicially determine or indicate to be

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enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in Section 10 is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein. In the event that any one or more of the other provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

          (f) Assignment. This Agreement shall not be assignable by either party without the consent of the other party.

          (g) Successors. This Agreement shall inure to the benefit of and be binding upon the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees of the parties hereto. The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          (h) Communications. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when faxed or delivered or two business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed (i) to the Executive at his address then appearing in the personnel records of the Company and; (ii) to the Company at the Company's then current headquarters, with a copy to the Company's _________; or (iii) to such other address as either party may have furnished to the other in writing in accordance herewith, with such notice of change of address being effective only upon receipt.

          (i) Withholding Taxes. The Company may withhold from any and all amounts payable under this Agreement such Federal, state, local and any other applicable taxes as may be required to be withheld pursuant to any applicable law or regulation.

          (j) Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of Executive's employment to the extent necessary to assure the agreed preservation of such rights and obligations.

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          (k) Representations. Each party represents and warrants to the other than he or it is fully authorized and empowered to enter into this Agreement and that the performance of his or its obligations under this Agreement will not violate any agreement between him or it and any other person or entity.

          (l) Arbitration. The parties agree that all disputes arising under or in connection with this Agreement, and any and all claims by the Executive relating to his employment with the Company, including any claims of discrimination arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act or any similar federal, state or local law will be submitted to arbitration in the County and State of New York to the American Arbitration Association ("AAA") under its rules then prevailing for the type of claim in issue. The parties each hereby specifically submit to the personal jurisdiction of any federal or state court located in the County and State of New York for any such action and further agree that service of process may be made within or without the State of New York by giving notice in the manner provided herein.

     In any action or proceeding relating to this Agreement, the parties agree that no damages other than compensatory damages shall be sought or claimed by either party and each party waives any claim, right or entitlement to punitive, exemplary, statutory or consequential damages, or any other damages, and each relevant arbitral panel is specifically divested of any power to award any damages in the nature of punitive, exemplary, statutory or consequential damages, or any other damages of any kind or nature in excess of compensatory damages.

          (m) Fees and Expenses. In the event of a dispute by the Company or Executive as to the validity or enforceability of, or liability under, any provision of this Agreement and with respect to any claims arising in connection with Executive's employment with the Company, each party shall pay its own legal fees and expenses incurred in connection with such dispute or claim.

          (n) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          (o) Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement. Any reference to the Executive in the masculine gender herein is for convenience and is not intended to express any preference by the Company for executives of any gender.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.




                                            John M. Monter


                                            BRAND SCAFFOLD SERVICE, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


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